EXHIBIT 3.1.6
                                                                 F I L E D
                                                                JUL 17 1991
                                                               JOAN HABERLE
                                                             Secretary of State
                                                                0707475

                          CERTIFICATE OF AMENDMENT TO
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                           TRANS-ATLANTIC VIDEO, INC.
                             (Under Section 14A:9-1)

                                                                FEDERAL EMPLOYER
                                                      IDENTIFICATION #22-2748019
To:      THE SECRETARY OF STATE
         STATE OF NEW JERSEY


     The undersigned,  being the president of Trans-Atlantic  Video, Inc., a New

Jersey corporation (the "Corporation"), hereby certifies that:

     (a) The name of the Corporation is:

                    Trans-Atlantic Video, Inc.;

     (b) The Certificate of  Incorporation  of the corporation is hereby amended as follows:

          (i) NAME CHANGE ("Amendment No. 1")

               "The   name  of  the   corporation   is   Diamond   Entertainment

          Corporation."

          (ii) INCREASE IN NUMBER OF AUTHORIZED SHARES ("Amendment No. 2)

               The  corporation  shall  be  authorized  to  issue  the following shares:






                                   0100243639

                  Class                  No. of Shares        Par Value
                  -----                  -------------        ---------
                  Common Stock           100,000,000            None
                  Preferred Stock          1,000,000            None


          (c) In accordance  with Section  14A-9-2(4) and after proper notice to shareholders of record on June 10, 1991 (the "Record  Date"),  holders of a majority of the votes cast approved  Amendment No. l and Amendment go. 2 at the Annual Meeting of stockholders on July 15, 1991 (the "Annual Meeting");

          (d)  On  the  Record  Date,  there  were  19,500,333   shares  of  the

     Corporation's  common stock,  no par value (the "Common  Stock") issued and outstanding,  each of which  was  entitled  to one (1)  vote at the  Annual

     Meeting,  and there were 194,983  shares of preferred  stock,  no par value

     (the  "Preferred  stock") issued and  outstanding on the Record Date,  each such  share  entitled  the holder to  thirty-nine  (39) votes at the Annual meeting. As of the Record Date, there were issued and outstanding shares of voting stock of the  Corporation  representing  an aggregate of  27,104,667 votes  entitled  to  vote at the  Annual  Meeting.  The  Common  Stock  and

     Preferred Stock vote together on all matters.

          (e) A  quorum  was  represented  at the  Annual  Meeting,  a total  of

     23,217,907  shares were cast FOR  Amendment  No. 1 and 823,320  votes were:

     cast AGAINST  Amendment go. 1 and 23.669,732  votes were cast FOR Amendment

     No. 2 and 350,825 votes were cast AGAINST Amendment No. 2.





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


     IN WITNESS  WHEREOF,  this certificate of Amendment has been signed on this

15th day of July,  1991, and the signature of the undersigned  shall  constitute the  affirmation  and  acknowledgement  of the  undersigned,  under penalties of perjury,  that the  Certificate is the act and deed of the  undersigned  and the facts stated in the Certificate are true.

                                            TRANS-ATLANTIC VIDEO, INC
[Corporate Seal]

                                            By: /s/ James K.T. Lu
                                                --------------------
                                                James K.T. Lu, President


Sworn before me this
15th day of July, 1991

/s/ Roxanne Rodriguez
----------------------
Notary Public

[Notary Seal]













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